EXHIBIT 99.1

                 Trimble Fourth Quarter Results Exceed Guidance
                      Company Announces 3-for-2 Stock Split

o    Revenues of $135.9 million versus  guidance of $128.0 - $130.0  million;

o GAAP EPS of $0.43 versus guidance of $0.16 - $0.19; GAAP net income and EPS were increased by a $7.6 million or $0.21 income tax benefit under FAS 109 related to adjustments in valuation of deferred tax assets;

o    Adjusted EPS, which excludes acquisition and tax-related items, were $0.29


SUNNYVALE, Calif., Feb. 3, 2004 - Trimble (Nasdaq: TRMB) today announced results for its fourth fiscal quarter and year ended January 2, 2004. The Company reported fourth quarter revenues of approximately $135.9 million, versus approximately $124.6 million in the fourth quarter of 2002.

GAAP net income and EPS for the fourth quarter of 2003 were approximately $15.1 million and $0.43, respectively versus $4.0 million and $0.14 in the fourth quarter of 2002. Adjusted net income and EPS for the fourth quarter of 2003 were $10.2 million and $0.29, respectively versus $8.1 million and $0.27 in the fourth quarter of 2002. GAAP and adjusted EPS for the fourth quarter of 2003 were calculated on a diluted basis using approximately 35.4 million shares.

3-for-2 Stock Split
Trimble's Board of Directors has approved a 3-for-2 split of all outstanding shares of the Company's common stock, payable March 4, 2004 to stockholders of record on February 17, 2004. Cash will be paid in lieu of fractional shares.

Full-year Results
For 2003, revenues were $540.9 million, a 16 percent increase over 2002 revenues of $466.6 million. 2003 GAAP net income and EPS were $38.5 million and $1.15, respectively versus $10.3 million and $0.36 in 2002. Adjusted net income and EPS were $44.7 million and $1.34, respectively versus $21.0 million and $.72 in 2002. GAAP and adjusted EPS for 2003 were calculated on a diluted basis using a weighted average of approximately 33.3 million shares.

Use of Non-GAAP Financial Measures
The Company provides non-GAAP financial measures called "Adjusted Net Income" and "Adjusted EPS" to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains or losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided below in Table A "Reconciliation of GAAP and Adjusted Net Income and EPS."

Table A.  Reconciliation of GAAP and Adjusted Net Income and EPS

                                                                   Three Months Ended       Twelve Months Ended
                                                                   ------------------       -------------------
                                                                 Jan 2,        Jan 3,     Jan 2,         Jan 3,
                                                                  2004          2003       2004           2003
                                                                  ----          ----       ----           ----
GAAP net income                                                $ 15,091       $ 4,005    $ 38,485      $ 10,324

Infrequent & acquisition related adjustments * :
    Amortization of purchased intangibles assets                  1,922         2,166       7,312         8,300
    Amortization of acquisition-related inventory step-up           456            -          926             -
    Restructuring charges                                           286           453       2,019         1,099
    Amortization and write off of debt issuance cost and
warrants                                                              -             -       3,556             -
    Gain on sale of investment                                        -             -           -         (165)
    Write down of investment                                          -         1,453           -         1,453
                                                                                -----                     -----

Total infrequent and acquisition related adjustments              2,664         4,072      13,813        10,687
                                                                  -----         -----      ------        ------

Adjustments in valuation of deferred tax assets                 (7,600)             -     (7,600)             -
                                                                ------                    ------
Adjusted net income                                            $ 10,155       $ 8,077    $ 44,698      $ 21,011
                                                               ========       =======    ========      ========

Diluted adjusted net earnings per share                        $   0.29       $  0.27    $   1.34      $   0.72
                                                               ========       =======    ========      ========
Shares used in calculating diluted adjusted net
earnings per share                                               35,414        29,469      33,341        29,052
                                                                 ======        ======      ======        ======

* Non-GAAP adjustments

"Trimble's solid performance in the fourth quarter capped a record year for both revenues and net income," said Steven W. Berglund, president and CEO of Trimble. "In addition to our strong financial performance, we believe our strategic positioning in our markets is strong. We have reinforced this position in 2004 through acquisitions, joint ventures and alliances, as well as introducing innovative new products and solutions that bring productivity improvements and real cost savings to our customers. Heading into 2004, Trimble is in a strong position in the markets we serve."

Fourth Fiscal Quarter Business Segment Highlights

Engineering and Construction (E&C)
Fourth quarter revenues for E&C increased by 13 percent over the fourth quarter of 2002. Survey instruments continued to drive sales, as demand remained strong despite the winter months, which typically experience seasonal weakness. Tripod Data Systems data collection software and rugged handheld computing products had another strong quarter, with substantial increases in sales versus the fourth quarter of 2002.

Field Solutions (TFS) - Agriculture and Geographic Information Systems (GIS) Fourth quarter revenues for TFS increased by approximately 7 percent over the fourth quarter of 2002. Increasing adoption of automated guidance products drove agriculture sales, especially in the U.S. Demand for GIS products in Europe helped offset customary seasonal weakness in the U.S.

Component Technologies (CT)
Fourth quarter revenues for CT declined by approximately 23 percent over the fourth quarter of 2002. Fourth quarter is typically a seasonally weak period for sales to wireless infrastructure customers, and as expected, sales were down from an exceptionally strong period in the fourth quarter of 2002. Sales to in-vehicle navigation customers were robust and helped offset the decline in wireless infrastructure.

Mobile Solutions (TMS)
Fourth quarter revenues for TMS increased by approximately 70 percent over the fourth quarter of 2002, while growing by approximately 31 percent sequentially. The fourth quarter marked a recovery in sales in the construction vertical, specifically ready mix concrete trucks, as sales and marketing efforts returned to normal levels following the decrease in activity during the third quarter related to the failure of purchased components in the field.

Pre-split Guidance
The first quarter is typically a seasonally soft period for most of Trimble's businesses, except agriculture.

For the first quarter ending April 2, 2004, the Company expects revenues will be between $146.0 and $148.0 million. Gross margins are expected to be approximately 49.5 percent. Operating expenses, including approximately $2.0 million of amortization of purchased intangibles are expected to be approximately $59.5 million. Net interest expense is expected to be approximately $1.0 million, and other non-operating expense should be approximately $1.5 million. For income tax provision, the Company is no longer providing an absolute dollar amount and now believes it should be taxed at a 12 percent effective tax rate on a quarterly basis in 2004. Within these revenue guidelines, Trimble expects GAAP EPS to be between $0.25 and $0.28, assuming
35.8 million shares  outstanding.  GAAP EPS includes  approximately $2.0 million for amortization of purchased intangibles that should be excluded when calculating non-GAAP (adjusted) EPS.

Guidance for the entire fiscal year 2004 is for revenues between $580.0 and $590.0 million, with GAAP EPS of $1.30 to $1.40, assuming a weighted average of
36.3 million shares outstanding for the year. GAAP EPS includes approximately $8.0 million for amortization of purchased intangibles and $1.0 million for potential restructuring activities that should be excluded when calculating non-GAAP (adjusted) EPS.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Tuesday, February 3, 2004 at 2:00 PM Pacific Time to review its fourth quarter results. It will be broadcast live on the web at http://www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 5:00 PM, Pacific Time. The replay number is
(800) 642-1687, and the passcode is 4815924.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide. For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com

Forward Looking Statement:
Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, gross margin, operating expenses, net interest expense, non-operating expense, income tax provision and earnings per share estimates for the quarter ending April 2, 2004 and for the fiscal year ending December 31, 2004. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company's products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. In addition, the Company's results may be adversely affected if our joint ventures and recent acquisitions do not achieve anticipated results. Any failure to achieve predicted results could negatively impact the Company's revenues and gross margin. Whether the Company achieves its guidance for the first quarter of 2004 and the entire fiscal year 2004 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended                     Twelve Months Ended
                                                        ------------------                     -------------------
                                                    Jan 2,              Jan 3,              Jan 2,             Jan 3,
                                                     2004                2003                2004               2003
                                                     ----                ----                ----               ----
Revenue                                           $  135,877          $  124,569          $  540,903         $  466,602
Cost of revenue                                       69,809              63,002             272,873            232,170
                                                      ------              ------             -------            -------
    Gross Margin                                      66,068              61,567             268,030            234,432
                                                      ------              ------             -------            -------
    Gross Margin (%)                                   48.6%               49.4%               49.6%              50.2%

Operating expenses:
    Research and development                         17,178               15,973              67,641             61,232
    Sales and marketing                              24,298               23,982              97,870             89,344
    General and administrative                       10,416                9,150              39,253             40,634
    Restructuring charges                               286                  453               2,019              1,099
    Amortization of purchased intangibles             1,922                2,166               7,312              8,300
                                                      -----                -----               -----              -----
       Total operating expenses                      54,100               51,724             214,095            200,609
                                                     ------               ------             -------            -------


Operating income                                     11,968                9,843              53,935             33,823

Non-operating income (expense), net:

    Interest expense, net                           (1,025)              (3,155)            (11,473)           (14,051)

    Foreign exchange gain / (loss), net             (1,241)                  300               (592)              (823)

    Other income (expense), net                         (8)              (1,505)                 118            (1,171)

    Expenses for affiliated operations, net         (1,303)              (1,228)             (6,403)            (3,954)

       Total non-operating expense, net             (3,577)              (5,588)            (18,350)           (19,999)


Income  before income taxes                           8,391                4,255              35,585             13,824


Income tax (benefit) provision  *                   (6,700)                  250             (2,900)              3,500
                                                    ------                   ---             ------               -----
Net income                                        $  15,091              $ 4,005            $ 38,485           $ 10,324
                                                  =========              =======            ========           ========


Earnings per share :
     Basic                                        $    0.46              $  0.14           $    1.22           $   0.36
     Diluted                                      $    0.43              $  0.14           $    1.15           $   0.36

Shares used in calculating earnings per share :
    Basic                                            33,152               29,173              31,670             28,573
                                                     ======               ======              ======             ======
    Diluted                                          35,414               29,469              33,341             29,052
                                                     ======               ======              ======             ======


* Includes $7.6M of Income tax benefit in fiscal 2003 from adjustments in valuation of deferred tax assets

                                SUPPLEMENTAL DATA
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                Three Months Ended            Twelve Months Ended
                                                                ------------------            -------------------
                                                               Jan 2,         Jan 3,         Jan 2,        Jan 3,
                                                                2004           2003           2004          2003
                                                                ----           ----           ----          ----
GAAP net income                                              $ 15,091        $ 4,005       $  38,485      $ 10,324

Infrequent & acquisition related adjustments * :

    Amortization of purchased intangibles assets                1,922          2,166           7,312         8,300

    Amortization of acquisition-related inventory step-up         456              -             926             -

    Restructuring charges                                         286            453           2,019         1,099
    Amortization and write off of debt issuance cost and
warrants                                                            -              -           3,556             -

    Gain on sale of investment                                      -              -               -         (165)

    Write down of investment                                        -          1,453               -         1,453
                                                                               -----                         -----

Total infrequent and acquisition related adjustments            2,664          4,072          13,813        10,687


Adjustments in valuation of deferred tax assets               (7,600)              -         (7,600)             -
                                                              ------                         ------

Adjusted net income                                          $ 10,155        $ 8,077       $  44,698      $ 21,011
                                                             ========        =======       =========      ========

Diluted adjusted net earnings per share                      $   0.29        $  0.27       $    1.34      $   0.72
                                                             ========        =======       =========      ========

Shares used in calculating diluted adjusted net
earnings per share                                             35,414         29,469          33,341        29,052
                                                               ======         ======          ======        ======

* Non-GAAP adjustments

                                       CONSOLIDATED BALANCE SHEETS
                                              (In thousands)
                                               (Unaudited)

                                                                Jan 2,              Jan 3,
                                                                 2004                2003
                                                                 ----                ----
Assets
Current assets:
   Cash and cash equivalents                                 $    45,416         $    28,679
   Accounts and other receivables, net                           103,350              79,645
   Inventories, net                                               70,826              61,144
   Deferred income taxes                                           4,380                  76
   Other current assets                                            5,659               8,401
                                                                   -----               -----
      Total current assets                                       229,631             177,945

Property and equipment, net                                       27,379              22,037
Goodwill and other purchased intangible assets, net              261,166             229,171
Deferred income taxes                                              4,173                 417
Other assets                                                      22,554              12,086
                                                                  ------              ------
      Total assets                                           $   544,903         $   441,656
                                                             ===========         ===========

Liabilities and Shareholders' Equity

Current liabilities:

   Bank and other short-term borrowings                      $         -         $     6,556
   Current portion of long-term debt                              12,885              24,104
   Accounts payable                                               26,019              30,669
   Accrued compensation and benefits                              25,950              17,728
   Accrued liabilities                                            20,746              27,394

   Deferred income taxes                                           1,136                   -
   Income taxes payable                                            9,969               6,450
                                                                   -----               -----
      Total current liabilities                                   96,705             112,901

Non-current portion of long-term debt                             77,601             107,865

Deferred gain on joint venture                                     9,845              10,792
Deferred income taxes                                              4,229               2,561
Other non-current liabilities                                      8,279               6,186
                                                                   -----               -----
      Total liabilities                                          196,659             240,305
                                                                 -------             -------
Shareholders' equity:
   Common stock                                                  303,015             225,872
   Accumulated surplus (deficit)                                  14,990            (23,495)
   Accumulated other comprehensive income/(loss)                  30,239             (1,026)
      Total shareholders' equity                                 348,244             201,351
                                                                 -------             -------

      Total liabilities and shareholders' equity             $   544,903         $   441,656
                                                             ===========         ===========

                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (In thousands)
                                         (Unaudited)

                                                                       Three Months Ended               Twelve Months Ended
                                                                       ------------------               -------------------
                                                                    Jan 2,           Jan 3,           Jan 2,           Jan 3,
                                                                     2004             2003             2004             2003
                                                                     ----             ----             ----             ----
Cash flow from operating activities:
    Net Income                                                    $ 15,091         $  4,005        $  38,485        $  10,324

    Adjustments to reconcile net income to net cash provided by operating activities:

         Depreciation expense                                        2,217            2,046            8,864            9,850
         Amortization expense                                        2,010            2,393            7,890            9,168
         Provision for doubtful accounts                             (327)            1,853             (32)            5,443
         Amortization of deferred gain                                   -                -                -          (1,061)
         Amortization of debt issuance cost                            126            1,197            3,515            1,197
         Deferred income taxes                                     (8,412)              733          (6,532)            1,464
         Other                                                         531          (1,661)            2,533              616

    Add decrease (increase) in assets:

         Accounts receivables, net                                   1,340              517         (16,683)         (10,615)
         Inventories                                                 3,028          (3,776)          (4,862)          (7,649)
         Other current and non-current assets                        1,794          (1,525)            (792)          (3,920)
         Effect of foreign currency translation adjustment           4,048            2,712            9,797            3,218

    Add increase (decrease) in liabilities:

         Accounts payable                                            (347)            4,707          (6,387)            8,593
         Accrued compensation and benefits                           2,823            (361)            6,723            3,452
         Accrued liabilities                                         (723)          (1,073)          (5,088)          (4,823)
         Deferred gain on joint venture                              (392)            (208)            (947)           10,792
         Income taxes payable                                        2,138          (1,527)            4,201            (953)
                                                                     -----          ------             -----            ----
 Net cash provided by operating activities                          24,945           10,032           40,685           35,096

 Cash flows from investing activities:

     Acquisitions, net of cash acquired                            (4,647)                -         (12,765)            1,717
     Acquisition of property and equipment                         (4,518)          (1,682)         (10,901)          (7,156)
     Proceeds from disposal of property and equipment                  177            1,407              334            1,407
     Cost of capitalized patents                                      (18)          (1,686)            (670)          (1,734)
                                                                      ---           ------             ----           ------
 Net cash (used in) investing activities                           (9,006)          (1,961)         (24,002)          (5,766)

 Cash flow from financing activities:

     Issuance of common stock                                        3,499            2,091           50,514           21,393
     Collections (Payments) of notes receivable                        831            (492)            1,326          (1,082)
     Payments on long-term debt and revolving credit lines        (18,262)         (11,343)         (51,786)         (52,040)
                                                                  -------          -------          -------          -------
 Net cash provided by (used in) financing activities              (13,932)          (9,744)               54         (31,729)

 Net increase (decrease) in cash and cash equivalents                2,007          (1,673)           16,737          (2,399)
 Cash and cash equivalents - beginning of period                    43,409           30,352           28,679           31,078
                                                                    ------           ------           ------           ------
 Cash and cash equivalents - end of period                       $  45,416        $  28,679       $   45,416       $   28,679
                                                                 =========        =========       ==========       ==========

 Supplemental disclosures of cash flow information:
  Cash paid during the period for:

        Interest                                                $    1,075        $   1,052         $ 10,208       $   12,215
                                                                ==========        =========         ========       ==========
        Income taxes, net of refunds                            $      106        $     729         $    688       $    2,635
                                                                ==========        =========         ========       ==========

                                                   Financial Dashboard
                                           (Dollars in thousands, except EPS)


                                                    Q4'02           FY'02          Q3'03         Q4'03        FY'03
                                                    Actual         Actual         Actual        Actual        Actual
                                                    ------         ------         ------        ------        ------

Income Statement Metrics
      Total Revenue                                $124,569      $ 466,602      $ 139,569     $ 135,877     $ 540,903
                                                   --------      ---------      ---------     ---------     ---------
         Engineering & Construction                  81,673        319,615         93,607        91,991       367,058
         Trimble Field Solutions                     17,764         67,259         20,160        19,088        79,879
         Component Technologies                      19,948         59,755         16,230        15,277        64,193
         Trimble Mobile Solutions                     2,050          8,486          2,672         3,490        12,981
         Portfolio Technologies                       3,134         11,487          6,900         6,031        16,792

      Gross Margin                                    49.4%          50.2%          49.5%         48.6%         50.2%
                                                      ----           ----           ----          ----          ----
      Total Segment Income                         $ 17,002      $  62,320      $  21,344     $  19,947     $  83,586
                                                   --------      ---------      ---------     ---------     ---------
         Engineering & Construction                  11,544         53,453         14,997        14,804        60,664
         Trimble Field Solutions                      1,955          9,676          4,111         3,520        14,500
         Component Technologies                       4,934         10,673          4,625         3,522        16,560
         Trimble Mobile Solutions                   (2,405)       (12,039)        (2,118)       (1,622)       (6,452)
         Portfolio Technologies                         974            557          (271)         (277)       (1,686)

      Corporate and Other Charges                  $(7,159)      $(28,497)      $ (7,396)     $ (7,979)     $(29,652)

      Non-operating expense and income taxes       $(5,838)      $(23,499)      $ (4,012)     $   3,123     $(15,449)

      Net Income                                   $  4,005      $  10,324      $   9,936     $  15,091     $  38,485
                                                   --------      ---------      ---------     ---------     ---------

      EBITDA                                       $ 11,622      $  46,025      $  16,452     $  13,555     $  63,234
         Amortization of Intangibles                  2,166          8,300          1,870         1,922         7,312
         Depreciation                                 2,046          9,850          2,187         2,217         8,864

      GAAP EPS                                     $   0.14         $ 0.36      $    0.29     $    0.43     $    1.15
                                                   --------         ------      ---------     ---------     ---------

Balance Sheet and Liquidity Metrics
      Cash & Cash Equivalents                      $ 28,679      $  28,679      $  43,409     $  45,416     $  45,416
      Accounts Receivables, Net                    $ 77,618      $  77,618      $  95,669     $  96,245     $  96,245

      Inventories, Net                             $ 61,144      $  61,144      $  72,699     $  70,826     $  70,826

      Total Debt                                   $138,525      $ 138,525      $ 107,997     $  90,486     $  90,486
         Short Term Debt                             30,660         30,660         12,767        12,885        12,885
         Long Term Debt                             107,865        107,865         95,230        77,601        77,601

      Equity                                       $201,351   `  $ 201,351      $ 318,243     $ 348,244     $ 348,244

      Working Capital                              $ 65,044      $  65,044      $ 135,850     $ 132,926     $ 132,926

      Capital Expenditures                         $  1,683      $   7,156      $   2,883     $   4,518     $  10,901

      Cash Flow from (used in ) Operations*        $ 10,032      $  35,096      $  19,373     $  24,945     $  40,685
                                                   --------      ---------      ---------     ---------     ---------
Financial Ratios

      Days Sales Outstanding                             58             58             59            60            60

      Days Sales in Inventory                            89             89             94            93            93

      Current ratio                                     1.6            1.6            2.5           2.4           2.4

      Debt to Equity                                    0.7            0.7            0.3           0.3           0.3
                                                        ---            ---            ---           ---           ---
Other
      Headcount                                       2,050          2,050          2,096         2,145         2,145
                                                      -----          -----          -----         -----         -----


Notes:
1) Engineering & Construction consists of Construction Instruments (CI), Machine Control, Survey, Tripod Data Systems (TDS) and Mensi beginning Dec03.

2) Trimble Field Solutions consists of Geographic Information Systems (GIS) and Agriculture.

3) Portfolio Technologies consists of Military and Advanced Systems (MAS) and Applanix beginning Q303.

* Cash Flow from Operations includes impact of exchange rate changes on cash.

                              EBITDA RECONCILIATION
                                 (In thousands)
                                   (Unaudited)



                                                Three Months Ended                    Twelve Months Ended
                                                ------------------                    -------------------

                                          Jan 2,           Oct 3,         Jan 3,       Jan 2,        Jan 3,
                                           2004             2003           2003         2004          2003
                                           ----             ----           ----         ----          ----

GAAP net income                            15,091          9,936          4,005        38,485       10,324

   Add back :

         Interest expenses, net             1,025          1,059          3,155        11,473       14,051
         Income tax                       (6,700)          1,400            250       (2,900)        3,500
         Depreciation expense               2,217          2,187          2,046         8,864        9,850
         Amortization of purchased
           intangibles                      1,922          1,870          2,166         7,312        8,300
                                            -----          -----          -----         -----        -----
 EBITDA                                    13,555         16,452         11,622        63,234       46,025
                                           ======         ======         ======        ======       ======
